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                                                                    Exhibit 99.3


[LOGO OF INTERNET CAPITAL GROUP APPEARS HERE]



                                                                   July 19, 1999


Dear Broker:

As you may know, we are undertaking an initial public offering of our shares of common stock. We are permitting Safeguard Scientifics, Inc. to use its Directed Share Subscription Program to offer Safeguard stockholders the opportunity to buy shares of our common stock at the initial public offering price. The price per share under this program will be the same price that all investors will pay in our initial public offering.

The enclosed questions and answers will provide you with the key terms of the Directed Share Subscription Program.

If you have any questions regarding the Directed Share Subscription Program, please call Safeguard's automated investor relations line at (888) SFE-1200 or Corporate Investor Communications, the information agent for this offer, at
(877) 460-4356. Please do not call Internet Capital Group regarding this
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program. You also may find information about this program on Safeguard's web
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site at www.safeguard.com.

Preliminary prospectuses for distribution to Safeguard stockholders are being distributed through Corporate Investor Communications, Attention: Processing Department, 111 Commerce Road, Carlstadt, NJ 07072-2586, telephone number (201) 896-1900. Please call Corporate Investor Communications if you do not receive a sufficient number of prospectuses for distribution to Safeguard stockholders. You should provide a copy of the preliminary prospectus to each Safeguard stockholder on whose behalf you hold shares.

                                          Sincerely,


                                          Walter W. Buckley
                                          President and
                                          Chief Executive Officer




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                          SAFEGUARD SCIENTIFICS, INC.
                          ---------------------------
                      DIRECTED SHARE SUBSCRIPTION PROGRAM
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                       FOR INTERNET CAPITAL GROUP, INC.
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Q:   Who is eligible to participate in the directed share subscription program
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     for Internet Capital Group?
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A:   Only record holders of at least 100 shares of Safeguard stock on June 24,
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     1999.
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Q:   How was the opportunity to purchase IPO shares allocated to Safeguard
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     stockholders?
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A:   Safeguard stockholders received a subscription offer to purchase 1 share of
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     Internet Capital Group for each 10 shares of Safeguard owned on June 24,
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     1999, subject to the minimum purchase requirement.
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     If a Safeguard stockholder owned at least 100 shares of Safeguard common
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     stock but the number of shares was not evenly divisible by 10, Safeguard
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     will round up the subscription offer to the next whole number. The
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     Depository Trust Company will notify its participants of the date by which
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     the roundup requests must be submitted.
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     The offer to purchase shares under the directed share subscription program
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     is nontransferable and cannot be combined among multiple accounts.
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     There will not be an oversubscription privilege under this program.
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Q:   Is there a minimum purchase requirement?
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A:    The minimum subscription that will be accepted is for 10 shares of
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      Internet Capital Group common stock. Therefore, a holder of less than 100
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      Safeguard shares as of June 24, 1999 will be unable to purchase shares in
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      the directed share subscription program for Internet Capital Group.
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Q:   How will I know when the offering prices and what the expiration date for
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     the offering will be?
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A:   When the offering is declared effective by the SEC and the offering price
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     is set, Safeguard will
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     .    issue a press release to the wire services
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     .    send you an e-mail alert if you signed up for this on its web page at
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          www.safeguard.com
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     .    post this information on its web page
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     .    update its automated investor relations line (888-SFE-1200) through
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          which you will be able to listen to the text of the press release
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          announcing the price and the expiration date or request a faxed copy
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          of the release
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     .    update the information available through its information agent, who
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          can be reached at 877-460-4356
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     .    notify the New York Stock Exchange, which will notify all of its
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          members
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     .    notify the Depository Trust Company, which will electronically notify
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          all of its participants.
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Q:   When can subscriptions and payment be submitted?
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A:   Subscriptions and payment will only be accepted by the offering agent after
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     the initial public offering price of the Internet Capital Group common
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     stock has been determined. ChaseMellon Shareholder Services, L.L.C. is the
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     offering agent.
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     The offering agent will stop accepting subscriptions and payments at 5:00
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     p.m. New York City time on the fourth business day after the IPO price has
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     been set.
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     The Depository Trust Company will handle subscriptions on behalf of its
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     participants. When you subscribe for shares of Internet Capital Group
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     through DTC's automated subscription system, you will be required to
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     confirm that you are subscribing only on behalf of holders that meet the
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     minimum per account purchase requirement of 10 shares.
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